UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2006

First Midwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.

FORM 8-K

March 14, 2006

Item 1.01 Entry Into a Material Definitive Agreement

On March 9, 2006, First Midwest Bancorp, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the several Underwriters listed on Schedule A thereto relating to the public offering and sale of 3,825,000 newly issued shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an offering price to the public of $34.46 per share. The Underwriting Agreement was previously filed as Exhibit 1 to the Form 8-K filed on March 9, 2006. A revised Underwriting Agreement is being filed as Exhibit 1 to this amendment to replace the previously filed Underwriting Agreement in its entirety.

Item 9.01 Financial Statements and Exhibits

The document listed as Exhibit 1 on the Exhibit Index is also filed as an exhibit to the Company’s Registration Statement on Form S-3, File No. 333-132137.

(a) and (b) not applicable

(c) Exhibit Index:

1	Underwriting Agreement, dated March 9, 2006, among First Midwest Bancorp, Inc. and Keefe, Bruyette & Woods, Inc., as representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: March 14, 2006	/s/ MICHAEL L. SCUDDER
Michael L. Scudder
Executive Vice President